SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

Current Report  Pursuant to  Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 1994


       Fluor Corporation
(Exact name of registrant as
 specified in its charter)



Delaware
1-7775
95-0740960

(State or other jurisdiction		(Commission			(IRS Employer
of incorporation)		           File Number)		 	Identification No.)


   3333 Michelson Drive, Irvine, California 92730
(Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code (714) 975-2000

Item 2.		Acquisition or Disposition of Assets

	On April 7, 1994 the registrant sold its wholly-owned subsidiary, St. Joe Minerals Corporation ("St. Joe") to an affiliate of The Renco Group, Inc. a private investment company based in New York. The principal asset of St. Joe is The Doe Run Company, a Missouri general partnership ("Doe Run"). Doe Run primarily conducts lead mining, smelting and recycling operations. Its assets include six lead mines, four mills and two smelters located in Missouri.



	In November 1992, the registrant announced its decision to exit the lead business. As a consequence, the registrant's lead business segment was classified as a discontinued operation as of October 31, 1992 and adjusted to net realizable value. The consideration received upon closing of the sale in April, 1994, consisting of both cash and deferred payments, was negotiated by the parties. The combined effect of the amount realized on the sale and operating results from November, 1992 until the date of the sale was within previously established discontinued operations reserves. As a consequence, the closing of the sale had no additional impact on the registrant's earnings beyond what was originally recognized in fiscal 1992.





Item 7.		Financial Statements and Exhibits

	(a)	Financial statements of businesses acquired.

		Not required.

	(b)	Pro Forma financial information.

		Not required.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



						FLUOR CORPORATION


Dated:	May 6, 1994				By
						      J. Michal Conaway
						      Vice President Finance
						       and Principal Accounting Officer